UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

Lorillard, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34097	13-1911176
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741-2000

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of LTC Credit Facility

On July 10, 2012, Lorillard Tobacco Company, LLC (f/k/a Lorillard Tobacco Company) (“LTC”), a Delaware limited liability company and wholly owned subsidiary of Lorillard, Inc. (“Lorillard”), a Delaware corporation, entered into a credit agreement among LTC, as borrower, Lorillard, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent pursuant to which the lenders agreed to extend to the Company up to $200,000,000 in revolving loans, letters of credit and other financial accommodations (the “LTC Credit Facility”).

Pursuant to a notice delivered by LTC to the administrative agent, the commitments of the lenders under the LTC Credit Facility were terminated effective as of the date hereof. There were no borrowings outstanding under the LTC Credit Facility.

Termination of Obligations under LTC Indenture and LTC Notes

On June 23, 2009, LTC, as issuer, and Lorillard, as guarantor, entered into an indenture (as supplemented, the “LTC Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the LTC Indenture, LTC has previously issued an aggregate of $3.5 billion in principal amount of senior unsecured notes in seven series (the “LTC Notes”), all of which were guaranteed by Lorillard, and all of which are currently outstanding.

Following the Merger (as defined below), Lorillard will convert to a limited liability company, and LTC will merge (the “LTC/RJRT Merger”) with and into R. J. Reynolds Tobacco Company (“RJRT”), a North Carolina corporation and wholly owned subsidiary of Reynolds American Inc. (“RAI”), a North Carolina corporation, with RJRT surviving as a direct, wholly owned subsidiary of R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), a Delaware corporation and direct, wholly owned subsidiary of RAI. In connection with the LTC/RJRT Merger and pursuant to the Sixth Supplemental Indenture to the LTC Indenture dated the date hereof (the “Sixth Supplemental Indenture”) among RJRT, LTC, RJR, Lorillard and the Trustee, RJRT has agreed to assume LTC’s obligations as principal obligor under the LTC Indenture and LTC Notes, and RJR has agreed to assume Lorillard’s obligations as guarantor thereunder, subject in each case to the completion of the LTC/RJRT Merger.

Under the terms of the LTC Indenture, LTC and Lorillard will be relieved of all obligations and covenants under the LTC Indenture, the LTC Notes and the guarantee thereof upon the assumption of their obligations by RJRT and RJR.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 12, 2015 (the “Effective Date”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014, by and among RAI, Lorillard, and Lantern Acquisition Co. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of RAI, Merger Sub merged with and into Lorillard (the “Merger”), with Lorillard surviving as a wholly owned subsidiary of RAI.

Pursuant to the terms of the Merger Agreement and at the effective time of the Merger, each share of Lorillard common stock, par value $0.01 per share (“Lorillard common stock”) (other than treasury shares held by Lorillard and any shares of Lorillard common stock owned by any Lorillard subsidiary, RAI or Merger Sub), was automatically converted into the right to receive the merger consideration, consisting of (1) 0.2909 of a fully paid and nonassessable share of RAI common stock, par value $0.0001 per share (“RAI common stock”) plus (2) $50.50 in cash (collectively, the “Merger Consideration”). No fractional shares of RAI common stock were issued in the Merger, and Lorillard shareholders received cash in lieu of any fractional shares. Based on the per share closing price of RAI common stock of $72.15, as quoted on the New York Stock Exchange (“NYSE”) on June 11, 2015, the aggregate fair value of the Merger Consideration was approximately $25.8 billion.

Following the closing of the Merger, the shares of Lorillard common stock, which previously traded under the ticker symbol “LO” on the NYSE, ceased trading on and were delisted from the NYSE.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Lorillard’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2014, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, Lorillard notified the NYSE that each share of Lorillard common stock (other than treasury shares held by Lorillard and any shares of Lorillard common stock owned by any Lorillard subsidiary, RAI or Merger Sub) was canceled and converted into the right to receive the Merger Consideration, as discussed in Item 2.01 above. As a result, all shares of Lorillard common stock were required to delist from the NYSE and be removed from trading. Accordingly, Lorillard requested that the NYSE file with the Commission a notification of removal from listing and registration on Form 25 to effect the delisting of Lorillard common stock from the NYSE and the deregistration of Lorillard common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The NYSE filed the Form 25 with respect to Lorillard common stock on June 12, 2015. Lorillard intends to file a Form 15 with the Commission, requesting the termination of registration under Section 12(g) of the Exchange Act and suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

Conversion of Lorillard Common Stock

As described in Item 2.01 above, pursuant to the terms of the Merger Agreement and at the effective time of the Merger, each share of Lorillard common stock (other than treasury shares held by Lorillard and any shares of Lorillard common stock owned by any Lorillard subsidiary, RAI or Merger Sub), was automatically converted into the right to receive the Merger Consideration as further described above in Item 2.01. At the closing of the Merger, Lorillard shareholders immediately prior to the closing of the Merger ceased to have any rights as Lorillard shareholders other than the right to receive the Merger Consideration. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Sixth Supplemental Indenture to LTC Indenture

The disclosure set forth under Item 1.02 above under the heading “Termination of Obligations under LTC Indenture and LTC Notes” is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

As a result of the closing of the Merger, Merger Sub merged with and into Lorillard, with Lorillard surviving as a wholly owned subsidiary of RAI.

RAI financed the cash portion of the Merger Consideration, the unpaid fees and expenses and other cash needed in connection with the transactions contemplated by the Merger Agreement—totaling approximately $18.6 billion—with (1) the net proceeds of an offering of RAI senior unsecured notes of $9 billion, (2) the net proceeds to RAI of the Divestiture (as defined below), (3) the proceeds to RAI of the BAT Share Issuance (as defined below), and (4) available cash.

The information set forth in Item 2.01, Item 5.02 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, in connection with the Merger and at the closing of the Merger, each member of the Lorillard board of directors resigned. The Lorillard directors who resigned were: Murray S. Kessler, Robert C. Almon, Dianne Neal Bixt, Andrew H. Card, Jr., Virgis W. Colbert, David E. R. Dangoor, Kit D. Dietz, Jerry W. Levin and Richard W. Roedel. Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, RAI, as sole stockholder of Lorillard, appointed Martin L. Holton III, Daniel A. Fawley and McDara P. Folan, III to the Lorillard board of directors (the “New Lorillard board of directors”).

Pursuant to Section 6.12 of the Merger Agreement, the RAI board of directors appointed Murray S. Kessler to the RAI board of directors as a Class III Director, effective as of the closing of the Merger. For further information regarding this appointment, please see Item 5.02 of RAI’s Current Report on Form 8-K filed with the Commission on June 12, 2015.

Also, in connection with and at the closing of the Merger, each of Lorillard’s principal executive officers, president, principal financial officer, principal accounting officer and principal operating officer and all other named executive officers ceased their respective employment by Lorillard. On June 12, 2015, in connection with the Merger, the New Lorillard board of directors appointed McDara P. Folan, III as President and Chief Executive Officer (Principal Operating Officer) and Daniel A. Fawley as Vice President and Treasurer (Principal Accounting and Principal Financial Officer).

Daniel A. Fawley. Mr. Fawley, 57, has served as Senior Vice President and Treasurer of RAI, RJRT and RJR since September 2004 and Senior Vice President and Treasurer of RAI Services Company (“RAISC”) since January 2010. Since joining RJR in 1999, he was Vice President and Assistant Treasurer of RJR until July 2004. Mr. Fawley is a member of the boards of directors of the Reynolds American Foundation and Santa Fe Natural Tobacco Company Foundation, the board of trustees of the Arts Council Endowment Fund, Inc. and the Finance Advisory Board for the Finance Academy.

McDara P. Folan, III. Mr. Folan, 56, has been Senior Vice President, Deputy General Counsel and Secretary of RAI since July 2004 and Senior Vice President, Deputy General Counsel and Secretary of RAISC since January 2010. He also serves as Assistant Secretary of RJRT. Prior to 2004, Mr. Folan served in various positions with RJR and RJRT since joining RJR in 1999. Mr. Folan serves on the boards of trustees for Salem College and Academy, Reynolda House Museum of American Art and the Arts Council Endowment Fund, Inc. and the board of directors of Downtown Winston-Salem Partnership Inc.

Item 8.01 Other Events.

Asset Purchase Agreement and Transfer Agreement

In connection with entry into the Merger Agreement, RAI entered into the Asset Purchase Agreement (as amended, “Asset Purchase Agreement”) and Lorillard entered into the Transfer Agreement (the “Transfer Agreement”), in each case with ITG Brands, LLC (formerly known as Lignum-2, L.L.C.) (“Imperial Sub”), a Texas limited liability company and wholly owned subsidiary of Imperial (as defined below) and, for certain limited purposes of the Asset Purchase Agreement, Imperial Tobacco Group PLC (“Imperial”), a public limited company incorporated under the laws of England and Wales, pursuant to which, on the Effective Date, Imperial Sub acquired (1) the RAI transferred assets, consisting of certain assets owned by RAI subsidiaries or affiliates related to the cigarette brands WINSTON, KOOL and SALEM, and (2) the Lorillard transferred assets, consisting of certain assets previously owned by Lorillard subsidiaries or affiliates related to the “e-vapor” brand blu (including SKYCIG) and the cigarette brand Maverick, as well as Lorillard’s owned and leased real property, including its manufacturing, research and development facilities and headquarters in Greensboro, North Carolina, and tobacco receiving and storage facilities in Danville, Virginia, and the transferred employees, together with certain associated liabilities (the “Divestiture”). Pursuant to the Transfer Agreement, certain Lorillard transferred assets, including Lorillard’s Greensboro facility, Lorillard’s Danville facility, collective bargaining agreements that Lorillard is a party to and the related pension plan and certain liabilities were transferred by Lorillard subsidiaries to Imperial Sub immediately prior to the closing of the Merger. The remaining transferred assets, including all of the RAI transferred assets, and certain related assumed liabilities were transferred by RAI subsidiaries or affiliates to Imperial Sub immediately after the closing of the Merger. The proceeds from the Divestiture, approximately $7.1 billion, were used to fund, in part, the cash portion of the Merger Consideration and fees and expenses in connection with the transactions contemplated by the Merger Agreement.

BAT Share Issuance

RAI, British American Tobacco p.l.c. (“BAT”), a public limited company incorporated under the laws of England and Wales, and, for limited purposes only, Brown & Williamson Holdings, Inc. entered into a Subscription and Support Agreement, dated as of July 15, 2014, and amended as of May 28, 2015, pursuant to which, BAT, indirectly through its wholly owned subsidiary, Louisville Securities Limited, subscribed for and purchased simultaneously with the closing of the Merger, approximately 77.7 million shares of RAI common stock for an aggregate purchase price of approximately $4.7 billion, based on a price of $60.16 per share (the same reference price used to determine the number of shares of RAI common stock to which Lorillard shareholders were entitled in the Merger) (the “BAT Share Issuance”). As a result of the BAT Share Issuance, BAT and its subsidiaries collectively maintain their approximately 42% ownership interest in RAI immediately following completion of the Merger. The proceeds from the BAT Share Issuance were used to fund, in part, the cash portion of the Merger Consideration and fees and expenses in connection with the transactions contemplated by the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among Lorillard, Inc., Reynolds American Inc. and Lantern Acquisition Co. (incorporated by reference to Exhibit 2.1 to the Lorillard, Inc. Current Report on Form 8-K dated July 15, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2015

LORILLARD, INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, among Lorillard, Inc., Reynolds American Inc. and Lantern Acquisition Co. (incorporated by reference to Exhibit 2.1 to the Lorillard, Inc. Current Report on Form 8-K dated July 15, 2014).